SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 24, 2004

Date of Report

(Date of earliest event reported)

AQUANTIVE, INC.

(Exact name of registrant as specified in its charter)

Washington	0-29361	91-1819567
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

506 Second Avenue, 9th Floor, Seattle, Washington 98104

(Address of principal executive offices, including zip code)

(206) 816-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 24, 2004, aQuantive, Inc. (“aQuantive”) completed the offering of $70 million of convertible senior subordinated notes due 2024 to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Note Offering”).

The notes were issued under an indenture, dated as of August 24, 2004, between aQuantive and BNY Western Trust Company, as Trustee (the “Indenture”). The Indenture and form of note, which is attached as an exhibit to the indenture, provide, among other things, that the notes will bear interest of 2.25 percent per year, payable semi-annually, and will be convertible into aQuantive’s common stock at a conversion price of $12.98 per share. At the initial conversion price, each $1,000 principal amount of notes will be convertible into approximately 77.04 shares of aQuantive common stock. The initial conversion price represents a 47.5 percent premium over the last reported sale price of aQuantive common stock on August 19, 2004, which was $8.80 per share. On or after August 15, 2009, aQuantive may at its option redeem all or a portion of the notes for cash at a redemption price equal to 100 percent of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest. In addition, on each of August 15, 2009, August 15, 2014, and August 15, 2019, holders may require aQuantive to purchase all or a portion of their notes for cash at 100 percent of the principal amount of the notes to be purchased, plus any accrued and unpaid interest.

In connection with the completion of the Note Offering, aQuantive entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of August 24, 2004, with the initial purchaser of the notes, Thomas Weisel Partners LLC (“Thomas Weisel Partners”). The Registration Rights Agreement requires aQuantive to file a registration statement with the SEC covering the resale of the notes and the underlying common stock within 90 days after August 24, 2004 and to use its reasonable efforts to have the registration statement declared effective by the SEC within 180 days of the date of issuance of the notes.

The foregoing description of the Indenture and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this report, and the Registration Rights Agreement, which is filed as Exhibit 4.2 to this report.

Pursuant to a Purchase Agreement dated August 19, 2004, aQuantive granted Thomas Weisel Partners a 30-day option to purchase an additional $10 million principal amount of the notes.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

4.1	Indenture dated August 24, 2004 between aQuantive, Inc. and BNY Western Trust Company, as Trustee

4.2	Registration Rights Agreement dated August 24, 2004 between aQuantive, Inc. and Thomas Weisel Partners LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2004

AQUANTIVE, INC.

By:	/s/ Linda A. Schoemaker
Name:	Linda A. Schoemaker
Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture dated August 24, 2004 between aQuantive, Inc. and BNY Western Trust Company, as Trustee

4.2	Registration Rights Agreement dated August 24, 2004 between aQuantive, Inc. and Thomas Weisel Partners LLC